Carlsmed, Inc. Announces Chief Operating Officer Appointment

CARLSBAD, Calif., September 8, 2026 (GLOBE NEWSWIRE) -- Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today announced that Jeff Bertolini has been promoted to the role of Chief Operating Officer, effective immediately. Jeff joined Carlsmed in September 2024, most recently serving as the Company’s Senior Vice President, Operational Excellence and previously, Vice President of Advanced Manufacturing Technologies. Prior to joining Carlsmed, Jeff held senior leadership positions in operations and technology at SI-BONE, NuVasive, and US Surgical.

“Jeff has made measurable contributions to our operations, driving deployment of advanced technologies throughout our digital production process to accelerate scale and capabilities,” said Mike Cordonnier, Chairman and CEO. “We look forward to his leadership to further expand our capabilities to rapidly scale our highly differentiated personalized surgery business.”

Mr. Bertolini holds an MBA from Rensselaer Polytechnic Institute and a Bachelor of Science in Procurement and Logistics Management from Arizona State University. He completed the Chief Technology Officer Program at the Wharton School of the University of Pennsylvania and the MIT Professional Education Program in Applied Data Science.

About Carlsmed, Inc.

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statements

Any statements in this press release about future expectations, plans and prospects, including statements about Carlsmed’s ability to scale its business and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in Carlsmed’s Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

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